AMENDMENT TO

AMENDED AND RESTATED

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 22nd day of July, 2024, by and among The MainStay Funds, a Massachusetts business trust, and MainStay VP Funds Trust and MainStay Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”), and NYLIM Service Company LLC (“NSC”), a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302.

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to

a. update the Transfer Agency Fee Schedule to add the MainStay MacKay Arizona Muni Fund, MainStay MacKay Colorado Muni Fund, MainStay MacKay Oregon Muni Fund and MainStay MacKay Utah Muni Fund.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By:  Name: Kirk C. Lehneis

Title:  President and Principal Executive Officer

MAINSTAY FUNDS TRUST

By:  Name: Kirk C. Lehneis

Title:  President and Principal Executive Officer

MAINSTAY VP FUNDS TRUST

By:  Name: Kirk C. Lehneis

Title:  President and Principal Executive Officer

NYLIM SERVICE COMPANY LLC

By:  Name: Jack R. Benintende

Title: President

SCHEDULE A

Effective Date: July 22, 2024
(unless otherwise indicated)

The MainStay Funds

MainStay Candriam Emerging Markets Debt Fund

MainStay Income Builder Fund

MainStay MacKay Convertible Fund

MainStay MacKay High Yield Corporate Bond Fund

MainStay MacKay Strategic Bond Fund
MainStay MacKay Tax Free Bond Fund

MainStay MacKay U.S. Infrastructure Bond Fund

MainStay Money Market Fund
MainStay Winslow Large Cap Growth Fund
MainStay WMC Enduring Capital Fund
MainStay WMC Value Fund

MainStay VP Funds Trust

all currently available VP Portfolios

MainStay Funds Trust

MainStay Balanced Fund

MainStay Candriam Emerging Markets Equity Fund

MainStay CBRE Global Infrastructure Fund

MainStay CBRE Real Estate Fund

MainStay Conservative Allocation Fund

MainStay Conservative ETF Allocation Fund

MainStay Cushing MLP Premier Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Equity Allocation Fund

MainStay Equity ETF Allocation Fund
MainStay Fiera SMID Growth Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund

MainStay Growth ETF Allocation Fund

MainStay MacKay Arizona Muni Fund

MainStay MacKay California Tax Free Opportunities Fund

MainStay MacKay Colorado Muni Fund

MainStay MacKay High Yield Municipal Bond Fund

MainStay MacKay New York Tax Free Opportunities Fund

MainStay MacKay Oregon Muni Fund

MainStay MacKay Short Duration High Income Fund

MainStay MacKay Short Term Municipal Fund
MainStay MacKay Strategic Municipal Allocation Fund

MainStay MacKay Total Return Bond Fund

MainStay MacKay Utah Muni Fund

MainStay Moderate Allocation Fund

MainStay Moderate ETF Allocation Fund

MainStay PineStone Global Equity Fund

MainStay PineStone International Equity Fund

MainStay PineStone U.S. Equity Fund

MainStay S&P 500 Index Fund

MainStay Short Term Bond Fund

MainStay U.S. Government Liquidity Fund
MainStay WMC Growth Fund
MainStay WMC International Research Equity Fund
MainStay WMC Small Companies Fund

TRANSFER AGENCY FEE SCHEDULE

As Amended effective July 22, 2024

(unless otherwise indicated)

1) Maintenance and Transaction Charges – Billable Monthly*

* For each share class other than Class P, Class R6 and SIMPLE Class shares, the Funds listed below will be billed at the greater of A or B.

A) Per Account Annual Fee:

The following Funds will be billed at a rate of 1/12 of the annual fee for each Fund account serviced during the month. “Accounts serviced” is defined as all open accounts at month end and accounts that close during the month, including underlying Shareholder accounts which may be held in omnibus positions and serviced by other administrators.

THE MAINSTAY FUNDS

EQUITY FUNDS	ACCOUNT RATES
MainStay Winslow Large Cap Growth Fund	$25.76
MainStay WMC Enduring Capital Fund	$25.76
MainStay WMC Value Fund	$25.76
FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
MainStay Candriam Emerging Markets Debt Fund	$30.95
MainStay Income Builder Fund	$30.95
MainStay MacKay Convertible Fund	$30.95
MainStay MacKay High Yield Corporate Bond Fund	$30.95
MainStay MacKay Strategic Bond Fund	$30.95
MainStay MacKay Tax Free Bond Fund	$30.95
MainStay MacKay U.S. Infrastructure Bond Fund	$30.95
MONEY MARKET FUND	ACCOUNT RATES
MainStay Money Market Fund	$30.11

MAINSTAY FUNDS TRUST

EQUITY FUNDS	ACCOUNT RATES
MainStay Candriam Emerging Markets Equity Fund	$25.76
MainStay CBRE Global Infrastructure Fund	$25.76
MainStay CBRE Real Estate Fund	$25.76
MainStay Conservative Allocation Fund	$25.76
MainStay Cushing MLP Premier Fund	$25.76
MainStay Epoch Capital Growth Fund	$25.76
MainStay Epoch Global Equity Yield Fund	$25.76
MainStay Epoch International Choice Fund	$25.76
MainStay Epoch U.S. Equity Yield Fund	$25.76
MainStay Equity Allocation Fund	$25.76
MainStay Fiera SMID Growth Fund	$25.76
MainStay Growth Allocation Fund	$25.76
MainStay S&P 500 Index Fund	$25.76
MainStay Moderate Allocation Fund	$25.76

EQUITY FUNDS	ACCOUNT RATES
MainStay PineStone Global Equity Fund	$25.76
MainStay PineStone International Equity Fund	$25.76
MainStay PineStone U.S. Equity Fund	$25.76
MainStay WMC Growth Fund	$25.76
MainStay WMC International Research Equity Fund	$25.76
MainStay WMC Small Companies Fund	$25.76
FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
MainStay Balanced Fund	$30.95
MainStay Floating Rate Fund	$30.95
MainStay MacKay Arizona Muni Fund	$30.95
MainStay MacKay California Tax Free Opportunities Fund	$30.95
MainStay MacKay Colorado Muni Fund	$30.95
MainStay MacKay High Yield Municipal Bond Fund	$30.95
MainStay MacKay New York Tax Free Opportunities Fund	$30.95
MainStay MacKay Oregon Muni Fund	$30.95
MainStay MacKay Short Duration High Income Fund	$30.95
MainStay MacKay Short Term Municipal Fund	$30.95
MainStay MacKay Strategic Municipal Allocation Fund	$30.95
MainStay MacKay Total Return Bond Fund	$30.95
MainStay MacKay Utah Muni Fund	$30.95
MainStay Short Term Bond Fund	$30.95

B) Fund Minimum (CUSIP/Class/Fund):

The Funds listed above will be billed at $458.84 per month per CUSIP (i.e., 1/12 of the annual Fund Minimum charge of $5,506.08) for each Fund serviced during the month that is not being charged at the per account rate. Those Funds that do not have a minimum account volume are charged at the Fund Minimum level until such account volumes are achieved. Seed accounts are excluded from Fund Minimums.

The fees and charges set forth above shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics.

C) Expense Allocation Methodology

All Funds (except MainStay ETF Asset Allocation Funds1)

For purposes of allocating the transfer agency expenses for each Fund under this Agreement: (i) Class A, Class A2, Class I, Class R1, Class R2, Class R3 and Class Z shares will be grouped together as one group; (ii) Investor Class, Class B, Class C and Class C2 shares will be grouped together as a separate group; and (iii) SIMPLE Class, Class P and Class R6 shares will not be grouped together with any other share class.

For each Fund, the transfer agency expenses will be calculated and allocated between the share classes in each group in the following manner:

1. multiplying the total number of accounts in each group of share classes by the per account fee to determine the total transfer agency fees allocable to each group, and

1. The MainStay ETF Asset Allocation Funds consist of MainStay Conservative ETF Allocation Fund, MainStay Equity ETF Allocation Fund, MainStay Growth ETF Allocation Fund, and MainStay Moderate ETF Allocation Fund.

2. allocating the total fees per group among the share classes in the group based on the relative assets of the share classes.

Class P and Class R6 Shares

For Class P and Class R6 shares, a Fund will be charged a transfer agency fee of 0.004% of the average daily net assets attributable to Class P and Class R6 shares of the Fund.

MainStay ETF Asset Allocation Funds

Each share class of the MainStay ETF Asset Allocation Funds will be charged a transfer agency fee as follows:

MAINSTAY ETF ASSET ALLOCATION FUNDS	ACCOUNT RATES
Shareholder accounts with total value of less than $12,000	0.20% on assets
Shareholder accounts with total value of $12,000 or more to the extent the size of a shareholder account is available	$25.76

SIMPLE Class Shares

SIMPLE Class shares of a Fund will be charged a transfer agency fee as follows:

SIMPLE CLASS SHARES	ACCOUNT RATES
Shareholder accounts with total value of less than $12,000	0.20% on assets
Shareholder accounts with total value of $12,000 or more to the extent the size of a shareholder account is available	Each Fund’s respective Account Rate as set forth in Section 1). A above

2) Other Items

A) New MainStay Funds

New MainStay Funds that contain “seed money” only will not be charged the Fund Minimum.

B) Fund Billing Restrictions/Caps

In order to facilitate the introduction of New Fund and Products and keep transfer agency expenses at a minimum, certain billing restrictions and/or Caps apply to New Funds (except the MainStay ETF Asset Allocation Funds). New Funds (Class A, A2, C, C2, I, R1, R2, and R3) are charged a maximum transfer agency expense of 25 basis points for one year. After one year, the Fund expenses are reviewed and, at Management discretion, will either continue to be charged the 25 basis points maximum or commencement of the per account rate or Fund Minimum charge will begin.

IN WITNESS WHEREOF, each of the Funds listed below and NYLIM Service Company LLC have agreed upon this Transfer Agency Fee Schedule and have caused this Transfer Agency Fee Schedule to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first written above.

THE MAINSTAY FUNDS

By:  Name: Kirk C. Lehneis

Title:  President and Principal Executive Officer

MAINSTAY FUNDS TRUST

By:  Name: Kirk C. Lehneis

Title:  President and Principal Executive Officer

MAINSTAY VP FUNDS TRUST

By:  Name: Kirk C. Lehneis

Title:  President and Principal Executive Officer

NYLIM SERVICE COMPANY LLC

By:  Name: Jack R. Benintende

Title: President